UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 2, 2023

Date of Report (Date of earliest event reported)

FEUTUNE LIGHT ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Bridge Street, Building A Metuchen, New Jersey	08840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-214-2482

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one Warrant and one Right	FLFVU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	FLFV	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FLFVW	The Nasdaq Stock Market LLC

Rights, each right exchangeable for one-tenth (1/10) of one share of Class A Common Stock at the closing of a business combination	FLFVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2023, the Board of Directors of Feutune Light Acquisition Corporation (the “Company”), a Delaware corporation (the “Company” or “we,” “us”) appointed Mr. Wenbing Chris Wangas an independent director of the Company (the “Appointment”), effectively immediately.

For more information on the Appointment, refer to Item 5.02 of this Current Report on Form 8-K.

In connection with the Appointment, the Board of Directors authorized the Company to enter into an Indemnity Agreement with Mr. Wang. The Company and Mr. Wang consented to and executed the Indemnity Agreement, on October 2, 2023. A copy of the Indemnity Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Appointment of Independent Director

On October 2, 2023, Mr. Michael Davidov resigned from his position as an independent director, and a member of the Audit Committee and Compensation Committee of the of Board of Directors of the Company, effective immediately after the appointment of his successor. Mr. Michael Davidov’s resignation is not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

The same day, the Board of Directors appointed Mr. Wenbing Chris Wang to serve as an independent director of the Company, effectively immediately.

Mr. Wang has extensive experience as a senior management team member serving private and public companies. Since June 2021, Mr. Wang has served as Chief Financial Officer of Phoenix Motor Inc. (Nasdaq: PEV, “PEV”). Mr. Wang was the senior vice president of finance of SPI Energy Co., Ltd (Nasdaq: SPI) and interim CFO of PEV from November 2020 to June 2021. Prior to joining SPI, Mr. Wang served as Chief Executive Officer of Redwood Group International, a Hong Kong-based merchant bank focused on Greater- China growth and venture opportunities, from February 2017 to November 2020, and a partner with SAIF Xinhuihuang Asset Management Co., Ltd. from December 2018 to March 2020. Prior to that, Mr. Wang served as President of Fushi Copperweld, Inc. (previously NasdaqGS: FSIN) from 2009 to 2016 and its Chief Financial Officer from 2005 to 2010. At Fushi Copperweld, Mr. Wang led the company’s public listing on the Nasdaq and the acquisition of Copperweld Bimetallics in 2007, $290 million in total equity and debt financing from 2005 to 2012, and its $345 million privatization transaction in 2012. Prior to that, Mr. Wang worked for Cornerstone China Opportunities Fund, Redwood Capital, Credit Suisse, VCChina from 1999 to 2005 with progressive responsibilities. Mr. Wang obtained a BSc from the University of Science and Technology Beijing and an MBA degree in Finance and Corporate Accounting from the University of Rochester. Mr. Wang is currently a board member of IT Tech Packaging, Inc. (NYSE/Amex: ITP) starting from October 2009.

Mr. Wang will not receive any compensation for his position in the Company, except that Mr. Wang is expected to receive 10,000 founder shares of the Company. Mr. Wang does not hold any other positions with us and is not related to any of our directors or officers. Further, Mr. Wang is not a related person, promoter, or control person as defined in Regulation 404(a).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Indemnity Agreement
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feutune Light Acquisition Corporation

Date: October 2, 2023	By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

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